EXHIBIT 99.1


DHB                                 NEWS FROM DHB INDUSTRIES INC
INDUSTRIES INC.                     2102 SW 2nd Street * Pompano Beach, FL 33069
LOGO                                Tel: 954-630-0900 * www.dhbindustries.com


                            COMPANY CONTACT:  Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              pr@dhbt.com or ir@dhbt.com

FOR IMMEDIATE RELEASE

                  DHB INDUSTRIES ANNOUNCES THE APPOINTMENTS OF
           DAVID BELL AND MAURICE HANNIGAN TO ITS BOARD OF DIRECTORS


         POMPANO BEACH, FLORIDA, NOVEMBER 28, 2006 - DHB Industries Inc. (OTC Pink Sheets: DHBT.PK), a leader in the field of protective body armor, announced today the appointments of David Bell and Maurice ("Maury") J. Hannigan to its Board of Directors.

         DAVID BELL - Mr. Bell is Chairman Emeritus of the Interpublic Group, a public company and one of the world's leading organizations of advertising agencies and marketing services companies, a position he has held since January 2005. Mr. Bell was Chief Executive Officer of Interpublic from 2003 to 2005 and joined the Company as Vice Chairman in 2001. Previously, Mr. Bell was Chairman and Chief Executive Officer of True North Communications Inc., a public company, and prior to that was President and CEO of Bozell Worldwide. He came to Bozell in 1975 when the agency acquired Knox Reeves Advertising, where he had been President since 1972.

         A member of the Ad Council's Board of Directors since 1997, Bell served as its Chairman from June 2002 until May 2003. Bell also served as Chairman of the American Association of Advertising Agencies in 1996-1997 and was a two-time Chairman of the American Advertising Federation. He is currently Chairman of the Advertising Educational Foundation and of PRO-AD PAC, the industry's Political Action Committee. Additionally, Mr. Bell serves on the Board of Directors of Primedia Inc. and as an independent director for Warnaco Group, Inc., both public companies. Mr. Bell is a graduate of Macalester College in St. Paul, Minnesota and went on to become the college's youngest trustee. He received both the Macalester College Distinguished Alumni Award and its Charter Centennial Medallion.

         MAURICE HANNIGAN - Mr. Hannigan enjoyed a thirty-one year career with the California Highway Patrol, holding a variety of positions, including the last 7 years as Commissioner, before retiring in 1995. Since his retirement, Mr. Hannigan has been involved in a number of academic and advisory programs and currently sits on the Board of Directors of the National Executive Institute Associates of the Federal Bureau of Investigation Academy in Quantico, Virginia. He is a member of the Advocates for Highway Safety Committee, California Peace Officer's Association and the State and Provincial Division of the International Association of Chiefs of Police, where he served as Chairman from 1993-1995.

         Mr. Hannigan also was Chairman of the NAFTA Law Enforcement Sub-Committee of the U.S. Department of Transportation from 1993-1995, Chairman of the 1988 U.S. Surgeon General's Workshop on Driving Under the Influence, Law Enforcement Group and Chairman of the Occupant Restraint Committee, a Traffic Safety Summit sponsored by the U.S. Secretary of Transportation. He holds a Bachelor of Arts from Golden Gate University in the Administration of Justice program, in addition to several other educational honors.


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         Senator William Campbell,  DHB's Chairman of the Board stated,  "We are honored to have added both David Bell and Maury Hannigan to our Board of Directors. David's expertise in the areas of business management and marketing will be a tremendous asset to our organization, and he is recognized as a highly distinguished and reputable business executive. Maury has enjoyed a long and diverse career in the law enforcement community and has strong ties within our target market, both with law enforcement personnel and federal agencies. We are delighted to have them on board as we continue to strengthen our organization and position our company as a leader in our industry."

         Concurrent with these two appointments, DHB Industries elected to increase the Board of Directors from six to eight members, of which seven are independent Directors.

ABOUT DHB INDUSTRIES INC

DHB Industries Inc.'s highly recognized subsidiaries, Point Blank Body Armor, Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America
(PACA) (www.pacabodyarmor.com) are in the protective body armor industry and are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. Company subsidiary NDL Products, Inc. (www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains, as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc. visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) EXPECTATIONS AS TO THE TIMING OF THE FILING OF THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006, (2) ANY LISTING REQUIREMENTS WHICH MAY BE PRESCRIBED OR ANY DETERMINATION WHICH MAY BE MADE BY THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO
OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.


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